UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2010

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33069	77-0442752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6868 Cortona Drive
Santa Barbara, CA 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2010, our compensation committee approved an executive incentive compensation plan pursuant to which our executive officers will be eligible to receive cash bonuses equal to a percentage of their maximum 2010 base annual salary based on satisfaction of corporate and individual performance objectives related to revenue and operating income.  The corporate performance objectives are weighted one-third (1/3) on a revenue performance objective and two-thirds (2/3) on an operating income performance objective.

Assuming performance at 100% of the target objectives, our named executive officers would be entitled to receive cash bonuses under our executive incentive compensation plan in the following amounts:

Named Executive Officer	Target Cash Bonus (% of Base Annual Salary)
Robert L. Howard-Anderson	70%
Jeanne Seeley	50%
David C. Mason	28%
Gregory R. Dion	28%
Mark Rumer	28%

Our compensation committee maintains broad discretion to approve payments of bonuses to our executive officers.  For example, the committee maintains authority to approve bonuses outside of our executive incentive compensation plan, regardless of whether the performance objectives have been achieved; to increase payments under the executive incentive compensation plan in the event of overperformance relative to the established targets; and to approve partial payments under the executive incentive compensation plan in the event of underperformance relative to the established targets.

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders on May 20, 2010 to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement filed with the Securities and Exchange Commission on April 8, 2010. The final voting results from the meeting are set forth below.

Proposal 1: Election of Directors

Based on the following votes, the individuals named below were each elected to serve until our next annual meeting of stockholders, as our directors.

Name	Votes For	Votes Withheld	Broker Non-Votes

Robert L. Howard-Anderson	14,514,075	340,532	4,300,609
Steven M. Krausz	14,391,541	463,066	4,300,609
Thomas E. Pardun	14,323,426	531,181	4,300,609
Robert B. Abbott	14,391,541	463,066	4,300,609
Robert E. Bylin	14,464,438	390,169	4,300,609
Albert J. Moyer	14,399,297	455,310	4,300,609
Brian H. Strom	14,463,913	390,694	4,300,609

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Based on the following votes, the selection of SingerLewak, LLP as our independent registered public accounting firm for the 2010 fiscal year was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,949,150	72,494	133,572	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2010		Occam Networks, Inc.

	By:	/s/ Jeanne Seeley
Jeanne Seeley
Senior Vice President and Chief Financial Officer

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